Exhibit 3.1(17)

Company No: 5202201

WRITTEN RESOLUTION

- OF -

EVER 2448 LIMITED

Dated the 5th day of November 2004

We, the undersigned, being the sole member of the Company hereby pass the following resolutions as ordinary and special resolutions of the Company pursuant to section 381A of the Companies Act 1985 and confirm that such resolutions shall be as valid and effective as if they had been passed at an Extraordinary General Meeting of the Company duly convened and held:-

ORDINARY RESOLUTIONS

1.	THAT the authorised share capital of the Company be and is hereby increased from £1,000 divided into 1,000 ordinary shares of £1.00 each to £250,000 divided into 250,000 ordinary shares of £1.00 each by the creation of a further 249,000 ordinary shares of £1.00 each.

2.	THAT for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to allot relevant securities (as defined by that section) up to a maximum nominal value of £249,999, being the authorised (as increased by the preceding resolution) but as yet unissued share capital of the Company provided that this authority shall expire five years after the passing of this Resolution unless previously renewed, revoked or varied in any way.

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SPECIAL RESOLUTIONS

3.	THAT the directors (being generally authorised by the resolution numbered 3 above for the purposes of section 80 of the Companies Act 1985) be and they are hereby unconditionally empowered pursuant to section 95 of the Companies Act 1985 to allot or agree to allot 249,999 ordinary shares of £1.00 each in the capital of the Company and that the provisions of sections 89 and 90 of the Companies Act 1985 shall not apply to any such allotment or agreement to allot provided that this authorisation shall expire five years after the passing of this resolution.

4.	THAT the regulations contained in the printed document attached to this resolution and for the purpose of identification signed by the Chairman of the meeting of the board of directors be approved and adopted as the Articles of Association of the Company in substitution for and to the complete exclusion of the existing Articles of Association of the Company.

NAME	SIGNATURE

Gary Nicholls Unsworth	/s/ Gary Nicholls Unsworth

6

Company No. 5202201

THE COMPANIES ACTS 1985 and 1989

PRIVATE COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

(adopted by special resolution passed on 5 November 2004)

of

EVER 2448 LIMITED

CONTENTS

Clause		Page

1	PRELIMINARY	1
2	INTERPRETATION	1
3	AUTHORISED SHARE CAPITAL	3
4	ORDINARY SHARES	3
5	VARIATION OF RIGHTS	3
6	ALLOTMENT OF SHARES	4
7	GENERAL	4
8	PERMITTED TRANSFERS	5
9	VOLUNTARY TRANSFERS	7
10	COMPULSORY TRANSFERS	10
11	VALUATION OF SHARES	11
12	COMPLIANCE	12
13	GENERAL MEETINGS	12
14	WRITTEN RESOLUTIONS	12
15	RETIREMENT OF DIRECTORS	12
16	DIRECTORS AND CHAIRMAN	13
17	ALTERNATE DIRECTORS	13
18	PROCEEDINGS OF DIRECTORS	13
19	THE SEAL	14
20	INDEMNITY	14
21	BORROWING POWERS	14
22	LIEN	14
23	AUDITORS DETERMINATION	15

THE COMPANIES ACTS 1985 and 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

EVER 2448 LIMITED

(Adopted by Special Resolution passed on 5 November 2004)

1.	PRELIMINARY

1.1	The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 in force at the time of adoption of these Articles such Table hereinafter called “Table A” shall apply to the Company, save in so far as they are expressly excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall together constitute the regulations of the Company.

1.2	The regulations of Table A numbered 24, 40, 73 to 77 (inclusive), 80, 96, 101 and 118 do not apply to the Company.

2.	INTERPRETATION

2.1	In these articles unless the context otherwise requires each of the following words and expressions shall have the following meanings:

“acting in concert”	the meaning set out in the City Code on Takeovers and Mergers for the time being

“the Companies Act”	the Companies Act 1985 (as amended from time to time)

“Auditors”	the auditors to the Company for the time being

“Board”	the board of directors of the Company from time to time

“Business Day”	any day (other than a Saturday or Sunday) on which banks are open in London for normal banking business

“connected person”	the meaning given to that expression in section 839 of the Income and Corporation Taxes Act 1988 and “connected with” shall be construed accordingly

“Family Member”	the wife or husband (or widow or widower), children and grandchildren (including step and adopted children and grandchildren) of a member of the Company

“Family Shares”	in relation to a member of the Company, any Shares for the time being held by that member or any of his Family Members or trustees of his Family Trust

“Family Trust”	in relation to a member of the Company, a trust which does not permit any of the settled property or the income from it to be applied otherwise than for the benefit of that member or any of his Family Members and under which no power of control over the voting powers conferred by any Shares the subject of the trust is capable of being exercised by, or being subject to the consent of, any person other than the trustees or such member or any of his Family Members

“Financial Year”	an accounting period in respect of which the Company prepares its accounts in accordance with the relevant provisions of the Companies Act

“Group”	the Company and its subsidiary undertakings from time to time and references to “member of the Group” and “Group Company” shall be construed accordingly

“holder”	in respect of any share in the capital of the Company, the person or persons for the time being registered by the Company as the holder of that share

“Managers”	Gary Unsworth, Ian Unsworth and Robert Unsworth and any person who adheres to the Shareholders Agreement in the capacity of a Manager (each of them being a “Manager”)

“Ordinary Shares”	the ordinary shares of £1 each in the capital of the Company having the rights set out in Article 4

“Shareholders”	any other person who holds any shares in the capital of the Company from time to time

“Shareholders Agreement”	the shareholders’ agreement dated the date of the adoption of these Articles and made between the Company and the Managers (as defined therein) as may be supplemented, varied or amended from time to time

“Shareholder Majority”	the holder(s) of 65% of the Ordinary Shares

“Shares”	the Ordinary Shares

“Transfer Price”	has the meaning given to such expression in Article 9.4

2.2	Words and expressions defined in or having a meaning provided by the Companies Act (but excluding any statutory modification not in force on the date of adoption of these articles) or the Shareholders Agreement will, unless the context otherwise requires, have the same meanings when used in these Articles.

SHARE RIGHTS

3.	AUTHORISED SHARE CAPITAL

3.1	The authorised share capital of the Company at the date of adoption of these Articles is £250,000 divided into 250,000 Ordinary Shares.

4.	ORDINARY SHARES

The rights attached to the Ordinary Shares are as follows:

4.1	Dividends

Any profits which the Company determines to distribute in respect of any Financial Year shall, subject to the approval of members of the Company in general meeting (and of the Shareholder Majority) be applied in distributing the balance of such profits amongst the holders of the Ordinary Shares then in issue pari passu in proportion to the number of such Shares held by them respectively.

4.2	Voting

The holders of the Ordinary Shares shall be entitled to receive notice of and to attend and speak at any general meetings of the Company and the holders of Ordinary Shares who (being individuals) are present in person or by proxy or (being corporations) are present by duly authorised representative or by proxy shall, on a show of hands, have one vote each, and, on a poll, shall have one vote for each Ordinary Share of which he is the holder.

5.	VARIATION OF RIGHTS

5.1	Whenever the share capital of the Company is divided into different classes of share, the special rights attached to any such class may only be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding-up) either (i) with the consent in writing of the holders of more than three-fourths of the issued shares of that class, or (ii) with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of that class. To every such separate general meeting all the provisions of these articles relating to general meetings of the Company (and to the proceedings at such general meetings) shall apply.

6.	ALLOTMENT OF SHARES

6.1	The whole of the shares in the capital of the Company for the time being unissued shall be under the control of the Board which is unconditionally authorised for the purposes of Section 80 of the Companies Act generally to exercise any power of the Company at any time during the period ending on 30 September 2009 to allot any relevant securities (as defined by Section 80(2) of the Companies Act) up to an amount equal to an amount of the authorised share capital of the Company as at the date of adoption of these Articles from time to time unissued but may make an offer or agreement before 30 September 2009 which will or might require relevant securities (as defined in Section 80(2) of the Companies Act) to be allotted after such date.

6.2	Save for an allotment to Article 16.1 the directors shall not without the authority of the Company in general meeting and the execution of any deed of adherence required by Clause 7 of the Shareholders Agreement allot any shares in the capital of the Company.

6.3	No share shall be allotted to any person referred to in Article 7 in respect of whom a transfer could be refused to be registered.

6.4	Subject to the foregoing and unless otherwise agreed by the Shareholder Majority: -

6.4.1	all unissued shares (whether forming part of the original or any increased capital) shall, before issue, be offered on identical terms to the members in proportion as nearly as circumstances admit (fractions being disregarded) to the amount of the existing issued Shares of which they are the holders pro rata;

6.4.2	any offer under Article 6.4.1 shall be made by notice specifying the number and class of shares and the price at which the same are offered and limiting the time (being not less than five Business Days unless the member to whom the offer is to be made otherwise agrees) within which the offer, if not accepted, shall be deemed to be declined.

6.5	Section 89(1) and Sections 90(1)-(6) of the Companies Act shall not apply to any allotment of equity securities (as defined in Section 94 of the Companies Act) in the Company.

TRANSFER OF SHARES

7.	GENERAL

7.1	No transfer of any share in the capital of the Company shall be made or registered unless such transfer complies with the provisions of these articles and the transferee has, if so required by the terms of the Shareholders Agreement, first entered into a deed of adherence pursuant to the Shareholders Agreement. Subject thereto, the Board shall sanction any transfer so made unless (i) the registration thereof would permit the registration of a transfer of shares on which the Company has a lien (ii) the transfer is to a minor or (iii) the Board is otherwise entitled to refuse to register such transfer pursuant to these Articles.

7.2	For the purposes of these articles the following shall be deemed (but without limitation) to be a transfer by a holder of shares in the Company:

7.2.1	any direction (by way of renunciation or otherwise) by a holder entitled to an allotment or transfer of shares that a share be allotted or issued or transferred to some person other than himself; and

7.2.2	any sale or any other disposition of any legal or equitable interest in a share (including any voting right attached to it), (i) whether or not by the relevant holder, (ii) whether or not for consideration, and (iii) whether or not effected by an instrument in writing.

8.	PERMITTED TRANSFERS

8.1	Notwithstanding the provisions of any other Article, the transfers set out in this Article 8 shall be permitted without restriction and the provisions of Article 9 (Voluntary Transfers) shall have no application.

8.1.1	Subject to Articles 8.1.1 to 8.1.6 inclusive, any holder who is an individual may at any time transfer Shares held by him to a person or persons shown to the reasonable satisfaction of the Board to be:

8.1.1.1	a Family Member of his; or

8.1.1.2	trustees to be held under a Family Trust in relation to that individual.

8.1.2	Subject to Article 8.1.4, no Shares shall be transferred under Article 8.1.1 by an individual who previously acquired those Shares by way of transfer under Article 8.1.1 save to another individual who is a Family Member of the original holder of such Shares or to trustees to be held under a Family Trust in relation to the original holder of such Shares.

8.1.3	No transfer of Shares shall be made by a holder under Article 8.1.1:

8.1.3.1	unless in the case of a transfer under Article 8.1.1.2, the Shareholder Majority has confirmed in writing its satisfaction:

8.1.3.2	with the terms of the instrument constituting the relevant family trust and in particular with the powers of the trustees;

8.1.3.3	with the identity of the trustees and the procedures for the appointment and removal of trustees;

8.1.3.4	with the restrictions on changes in the terms of the trust instrument and on the distributions by the trustees; and

8.1.3.5	that none of the costs incurred in establishing or maintaining the relevant family trust will be payable by any member of the Group.

8.1.4	Where Shares are held by trustees under a Family Trust:

8.1.4.1	those Shares may, on any change of trustees, be transferred by those trustees to any new trustee of that Family Trust whose identity has been approved in writing by the Shareholder Majority;

8.1.4.2	those Shares may at any time be transferred by those trustees to the settlor of that trust or any person to whom that settlor could have transferred them under Article 8.1.1 if he had remained the holder of them; and

8.1.4.3	if any of those Shares cease to be held under a Family Trust (other than by virtue of a transfer made under Articles 8.1.4.1 or 8.1.4.2), the trustees shall be deemed to have given a Transfer Notice in respect of all the Shares then held by those trustees pursuant to Article 11.

8.1.5	If:

8.1.5.1	any person has acquired Shares as a Family Member of a holder by way of one or more transfers permitted under this Article 8.1; and

8.1.5.2	that person ceases to be a Family Member of that holder

that person shall forthwith transfer all the Shares then held by that person back to that holder, for such consideration as they agree, within 15 Business Days of the cessation, or, failing such transfer within that period, shall be deemed to have given a Transfer Notice in respect of all the Shares then held by that person pursuant to Article 10.

8.1.6	Subject to the provisions of Article 10, if the personal representatives of a deceased holder are permitted under these articles to become registered as the holders of any of the deceased holder’s Shares and elect to do so, those Shares may at any time be transferred by those personal representatives under Article 8.1 to any person to whom the deceased holder could have transferred such Shares under this Article if he had remained the holder of them. No other transfer of such Shares by personal representatives shall be permitted under this Article 8.

8.2	Permitted Transfers by all Shareholders

8.2.1	Any holder may (with the prior written approval of the Shareholder Majority) at any time transfer any Shares in accordance with the provisions of the Companies Act to the Company.

8.2.2	Any holder may at any time transfer all or any of his Shares to any other person with the prior written consent of the Shareholder Majority.

9.	VOLUNTARY TRANSFERS

9.1	Except as permitted under Article 8 any holder who wishes to transfer Shares (the “Vendor”) shall give notice in writing (the “Transfer Notice”) to the Company of his wish specifying:

9.1.1	the number of Shares (the “Sale Shares”) which he wishes to transfer;

9.1.2	the name of any third party to whom he proposes to sell or transfer the Sale Shares;

9.1.3	the price at which he wishes to transfer the Sale Shares (the “Provisional Transfer Price”); and

9.1.4	whether or not the Transfer Notice is conditional upon all, and not part only, of the Sale Shares so specified being sold pursuant to the offer hereinafter mentioned (a “Total Transfer Condition”) and, in the absence of such stipulation, it shall be deemed not to be so conditional.

9.2	Where any Transfer Notice is deemed to have been given in accordance with these Articles, the deemed Transfer Notice shall be treated as having specified:

9.2.1	that all the Shares registered in the name of the Vendor shall be included for transfer;

9.2.2	that a Total Transfer Condition shall not apply.

9.3	No Transfer Notice once given or deemed to be given in accordance with these Articles shall be withdrawn unless the Shareholder Majority agrees otherwise. In that event the Vendor shall be entitled to withdraw such Transfer Notice without liability to any person, prior to completion of any transfer or (other than in relation to a deemed Transfer Notice) in the event that the Transfer Price determined in accordance with Article 9.4 is lower than the Provisional Transfer Price.

9.4	The Transfer Notice shall constitute the Company the agent of the Vendor for the sale of the Sale Shares at the Transfer Price which will be as follows:

9.4.1	with the consent of the Board, the Provisional Transfer Price specified in the Transfer Notice or such other price as may be agreed by the proposing transferor and the Board;

9.4.2	in default of agreement under Article 9.4.1, the lower of:

9.4.2.1	the price per share specified in the Transfer Notice; and

9.4.2.2	if the Board or the proposing transferor elects within 15 business days after the date of service or deemed service of the Transfer Notice to instruct the Auditors for the purpose, the fair value of the shares the subject of the Transfer Notice as at the date of service or deemed service of the Transfer Notice and as determined in accordance with Article 11.

9.5

9.5.1	The Company shall forthwith upon receipt of a Transfer Notice or, where later, upon the determination of the Transfer Price, give notice in writing to each of the holders of Shares (other than the Vendor) informing them that the Sale Shares are available and of the Transfer Price. Such notice shall invite each holder to state, in writing within 20 Business Days from the date of such notice (which date shall be specified therein), whether he is willing to purchase any and, if so, how many of the Sale Shares which shall, if he so wishes, include an amount in excess of his Proportionate Entitlement as mentioned in Article 9.5.2. For the purposes of allocation of the Sale Shares the Sale Shares shall be treated as offered to all of the holders of Shares as if the same constituted one class of Shares.

9.5.2	Subject always to the order of priorities set out in Article 9.5.1 the Sale Shares shall be treated as offered on terms that, in the event of competition, the Sale Shares offered shall be sold to the holders accepting the offer in proportion (as nearly as may be) to their existing holdings of Shares of the class or classes to which the offer is made (the “Proportionate Entitlement”). It shall be open to each such holder to specify if he is willing to purchase Shares in excess of his Proportionate Entitlement (“Excess Shares”) and, if the holder does so specify, he shall state the number of Excess Shares.

9.5.3	Within three Business Days of the expiry of the invitation made pursuant to Article 9.5.1 (or sooner if all holders of Shares have responded to the invitation and all the Sale Shares shall have been accepted in the manner provided in Article 9.5.1), the Board shall allocate the Sale Shares in the following manner:

9.5.3.1	if the total number of Shares applied for is equal to or less than the available number of Sale Shares the Company shall allocate the number applied for in accordance with the applications; or

9.5.3.2	if the total number of Shares applied for is more than the available number of Sale Shares, each holder shall be allocated his Proportionate Entitlement (or such lesser number of Sale Shares for which he may have applied) in accordance with Article 9.5.1; applications for Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each holder applying for Excess Shares in the proportion which Shares held by such holder bears to the total number of Shares held by all such holders applying for Excess Shares PROVIDED THAT such holder shall not be allocated more Excess Shares than he shall have stated himself willing to take, and in either case the Company shall forthwith give notice of each such allocation (an “Allocation Notice”) to the Vendor and each of the persons to whom Sale Shares have been allocated (a “Member Applicant”) and shall specify in the Allocation Notice the place and time (being not later than ten Business Days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

9.6	Subject to Article 9.7, upon such allocations being made as set out in Article 9.5, the Vendor shall be bound, on payment of the Transfer Price, to transfer the Sale Shares comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified free from any lien, charge or encumbrance. If he makes default in so doing, the chairman for the time being of the Company or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Vendor with full power to execute, complete and deliver in the name and on behalf of the Vendor a transfer of the relevant Sale Shares to the Member Applicant and any Director may receive and give a good discharge for the purchase money on behalf of the Vendor and (subject to the transfer being duly stamped) enter the name of the Member Applicant in the register of members as the holder or holders by transfer of the Shares so purchased by him or them. The Board shall forthwith pay the purchase money into a separate bank account in the Company’s name and shall hold such money on trust (but without interest) for the Vendor until he shall deliver up his certificate or certificates for the relevant Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when he shall thereupon be paid the purchase money.

9.7	If the Vendor shall have included in the Transfer Notice a Total Transfer Condition and if the total number of Shares applied for by Member Applicants is less than the number of Sale Shares then the Allocation Notice shall refer to such provision and shall contain a further invitation, open for ten Business Days, to those persons to whom Sale Shares have been allocated to apply for further Sale Shares and completion of the sales in accordance with the preceding paragraphs of this Article 9 shall be conditional upon the total Transfer Condition being complied with in full.

9.8	In the event of all the Sale Shares not being sold under the preceding paragraphs of this Article 9 the Vendor may, at any time within three calendar months after receiving confirmation from the Company that the pre-emption provisions herein contained have been exhausted, transfer all the Sale Shares (if a Total Transfer Condition was included in the Transfer Notice) or any Sale Shares which have not been sold (if no Total Transfer Condition was so included in the Transfer Notice) to any person or persons at any price not less than the Transfer Price PROVIDED THAT:

9.8.1	the Board shall be entitled to refuse registration of the proposed transferee if he is (or is believed to be a nominee for) a person reasonably considered by the Board to be a competitor or connected with a competitor of the business of the Company and/or its subsidiaries;

9.8.2	if the Transfer Notice contained a Total Transfer Condition, the Vendor shall not be entitled, save with the written consent of all the other shareholders of the Company, to sell hereunder only some of the Sale Shares comprised in the Transfer Notice to such person or persons;

9.8.3	any such sale shall be a bona fide sale and the Board may require to be satisfied in such manner as it may reasonably require that the Sale Shares are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the purchaser and, if not so satisfied, may refuse to register the instrument of transfer.

10.	COMPULSORY TRANSFERS

10.1	In this Article 10, a “Transfer Event” means, in relation to any member:

10.1.1.1	a member who is an individual becoming bankrupt.

10.1.2	a member making any arrangement or composition with his creditors generally;

10.1.3	a member which is a body corporate:

10.1.3.1	having a receiver, manager or administrative receiver appointed over all or any part of its undertaking or assets; or

10.1.3.2	having an administrator appointed in relation to it; or

10.1.3.3	entering into liquidation (other than a voluntary liquidation for the purpose of a bona fide scheme of solvent amalgamation or reconstruction); or

10.1.3.4	having any equivalent action taken in any jurisdiction;

10.1.4	a member attempting to deal with or dispose of any Share or any interest in it otherwise than in accordance with these Articles.

10.2	Upon the happening of any Transfer Event, unless the Shareholder Majority decides otherwise, the member in question and any other member who has acquired Shares from him under a permitted transfer (directly or by means of a series of two or more permitted transfers) under Articles 8.1 shall be deemed to have immediately given a Transfer Notice in respect of all the Shares then held by them and which in the case of a transferee of Shares were the Shares received directly or indirectly from the member who is the immediate subject of the Transfer Event (a “Deemed Transfer Notice”). A Deemed Transfer Notice shall supersede and cancel any then current Transfer Notice insofar as it relates to the same Shares except for Shares which have then been validly transferred pursuant to that Transfer Notice.

10.3	The Shares the subject of any Deemed Transfer Notice shall be offered for sale in accordance with Article 9 as if they were Sale Shares in respect of which a Transfer Notice had been given save that:

10.3.1	a Deemed Transfer Notice shall be deemed to have been given on the date of the Transfer Event or, if later, the date of notification to the Company by the Shareholder Majority that the relevant event is a Transfer Event;

10.3.2	subject to Article 11.6, the Transfer Price shall be a price per Sale Share agreed between the Vendor, the Board and the Shareholder Majority or, in default of agreement, within 15 Business Days after the date of the Transfer Event, the fair value as determined in accordance with Article 11;

10.3.3	a Deemed Transfer Notice shall be deemed not to contain a Total Transfer Condition and shall be irrevocable;

10.3.4	the Vendor may retain any Sale Shares for which Purchasers are not found or, after the expiry of the relevant Offer Notice and (subject to Article 9.8.1), sell all or any of those Sale Shares to any person (including any member) at any price per Sale Share which is not less than the Transfer Price; and

10.3.5	the Sale Shares shall be sold together with all rights attaching thereto as at the date of the Transfer Event.

10.4	If a share remains registered in the name of a deceased member for longer than one year after the date of his death the Directors may require the legal personal representatives of such deceased member either:

(a)	to effect a transfer of such shares (including for such purpose an election to be registered in respect thereof) to any of the Family Members of the deceased member; or

(b)	to show to the satisfaction of the Directors acting reasonably that a transfer to the deceased member’s Family Members will be effected before or promptly upon the completion of the administration of the estate of the deceased member.

If either such requirement shall not be fulfilled to the satisfaction of the Directors, a Transfer Notice shall be deemed to have been given in respect of each such share save to the extent that, and at such time, as the Directors may determine.

11.	VALUATION OF SHARES

11.1	In the event that the Auditors are required to determine the price at which Shares are to be transferred pursuant to these articles, such price shall be the amount the Auditors shall, on the application of the Board (which application shall be made as soon as practicable following the time it becomes apparent that a valuation pursuant to this Article 11 is required), give their opinion in writing as to the price which represents a fair value for such Shares as between a willing vendor and a willing purchaser as at the date the Transfer Notice or deemed Transfer Notice is given. In making such determination, the Auditors shall not take any account of whether the Sale Shares comprise a majority or a minority interest in the Company nor the fact that transferability is restricted by these articles (and shall assume that the entire issued share capital of the Company is being sold) and comprises only of Ordinary Shares.

11.2	Article 11 shall apply to any determination by the Auditors under this Article.

12.	COMPLIANCE

12.1	For the purpose of ensuring (i) that a transfer of Shares is duly authorised under these articles or that (ii) no circumstances have arisen whereby a Transfer Notice is required to be or ought to have been given under these articles, the Board may require any member or the legal personal representatives of any deceased member or any person named as transferee in any transfer lodged for registration or such other person as the Board may reasonably believe to have information relevant to such purpose, to furnish to the Company such information and evidence as the Board may reasonably think fit regarding any matter which they deem relevant to such purpose; including (but not limited to) the names, addresses and interests of all persons respectively having interests in the Shares from time to time registered in the holder’s name.

12.2	Failing such information or evidence being furnished to enable the Board to determine to its reasonable satisfaction that no such Transfer Notice is required to be or ought to have been given, or that as a result of such information and evidence the Board is reasonably satisfied that such Transfer Notice is required to be or ought to have been given where the purpose of the enquiry by the Board was to establish whether a Transfer Notice is required to be or ought to have been given, then a Transfer Notice shall be deemed to have been given by the holder of the relevant Shares in respect of such Shares.

GENERAL

13.	GENERAL MEETINGS

13.1	No business shall be transacted at any general meeting unless a quorum of holders is present at the time when the meeting proceeds to business and for its duration. Two persons, being holders of Shares present in person, by proxy or by duly authorised representative (if a corporation), shall be the quorum at any general meeting. If a meeting is adjourned under regulation 41 of Table A because a quorum is not present, and at the adjourned meeting a quorum is not present within half an hour from the time appointed for that adjourned meeting, the holders then present shall form a quorum, and regulation 41 of Table A shall be modified accordingly.

13.2	A poll may be demanded at a general meeting either by the chairman of the meeting or by any holder who is present in person, by proxy or by duly authorised representative (if a corporation) and who, in any such case, has the right to vote at the meeting, and regulation 46 of Table A shall be modified accordingly.

14.	WRITTEN RESOLUTIONS

14.1	In the case of a corporation which holds a share or shares in the capital of the Company, the signature of any director or the secretary of such corporation shall be sufficient for the purposes of any resolution in writing as is referred to in regulation 53 of Table A, and regulation 53 of Table A shall be modified accordingly.

15.	RETIREMENT OF DIRECTORS

15.1	The Directors shall not be liable to retire by rotation and, accordingly, the second and third sentences of regulation 79 of Table A shall not apply to the Company; in regulation 78 of Table A, the words “Subject as aforesaid” and the words “and may also determine the rotation in which any additional directors are to retire” shall be deleted.

16.	DIRECTORS AND CHAIRMAN

16.1	Either of the Managers may at any time appoint themselves as a director of the Company subject always to such Manager holding shares in the capital of the Company equivalent to 5% or more of the Shares in issue at the time of such appointment.

16.2	Any appointment of a Manager as a director shall be in writing served on the Company and signed by that Manager and shall take effect at the time it is served on the Company or produced to a meeting of the Board of directors of the Company, whichever is earlier.

16.3	The Shareholder Majority may appoint any person to be a director and the chairman of the Board (“Chairman”) and remove from the office of chairman and director a person so appointed. Article 16.2 shall apply to any such appointment or removal mutatis mutandis. Regulation 91 shall be modified accordingly.

16.4	In the event of an equality of votes, the Chairman will have a second or casting vote.

17.	ALTERNATE DIRECTORS

17.1	An alternate director shall not be entitled (as such) to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may, by notice in writing to the Company from time to time, direct, and the first sentence of regulation 66 of Table A shall be modified accordingly.

17.2	A Director, or any such other person as is mentioned in regulation 65 of Table A may act as an alternate director to represent more than one Director, and an alternate director shall be entitled at any meeting of the Board (or of any committee of the Board) to one vote for every Director whom he represents (in addition to his own vote (if any) as a Director), but he shall count as only one for the purpose of determining whether a quorum is present at (and during) any such meeting.

18.	PROCEEDINGS OF DIRECTORS

18.1	The quorum for the transaction of business of the directors shall throughout the meeting be two (one of whom shall be Gary Unsworth or Ian Unsworth whilst either remains a Director) provided that if at any duly convened meeting a quorum is not present, the meeting will stand adjourned for a period of 7 days to the same time and venue and, if at such adjourned meeting a quorum is not present within half an hour of the time appointed, any two directors shall form a quorum for the purpose of that meeting.

18.2	Any Director or member of a committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other, and any Director or member of a committee participating in a meeting in this manner shall be deemed to be present in person at such meeting.

19.	THE SEAL

19.1	If the Company has a seal it shall only be used with the authority of the Board or of a committee of the Board. The Board may determine who shall sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall be signed by a Director and by the secretary or a second Director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal.

19.2	The Company may exercise the powers conferred by section 39 of the Companies Act with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

20.	INDEMNITY

20.1	Subject to the provisions of the Companies Act, every Director or other officer of the Company (other than the Auditors) shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by any court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. No Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the proper execution of the duties of his office or in relation thereto. This Article 24 shall only have effect in so far as its provisions are not avoided by section 310 of the Companies Act. The Board shall have power to purchase and maintain for any Director or other officer of the Company and the Auditors insurance against any liability which, by virtue of any rule of law, would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

21.	BORROWING POWERS

Subject to the terms of the Shareholders Agreement, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the provisions of the Companies Act, to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

22.	LIEN

The lien conferred by regulation 8 of Table A shall attach to all shares, whether or not fully paid up and to all shares registered in the name of any person indebted or under liability to the Company (whether he shall be the sole registered holder of such share[s] or shall be one of two or more joint holders) and shall be for all moneys owing on any account whatsoever to the Company.

23.	AUDITORS DETERMINATION

23.1	If any matter under these Articles is referred to the Auditors for determination then the Auditors shall act as experts and not as arbitrators and their decision shall be conclusive and binding on the Company and all the holders of Shares (in the absence of fraud or manifest error).

23.2	The costs of Auditors shall be borne by the Company unless the Auditors shall otherwise determine.